UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39868 (Commission File Number)	86-1791356 (I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 15, 2023, the compensation committee of the board of directors of Motorsport Games Inc.’s (the “Company”) approved a one-time cash bonus in the amount of $50,000 to Dmitry Kozko, the Company’s Chief Executive Officer and Interim Chief Financial Officer in connection with his efforts in (i) securing equity financing to the Company in 3 registered direct offerings that raised approximately $11.32 Million and (ii) coordinating with Motorsport Network, LLC, the largest stockholder of the Company, the debt in debt-for-equity exchanges that resulted in retiring approximately $4 million of Company’s debt. The bonus amount is approximately 0.3% of the aggregate raised capital and the retired debt.

Effective March 20, 2023, Dmitry Kozko, the Company’s Chief Executive Officer and Interim Chief Financial Officer, resigned as Company’s Interim Chief Financial Officer and, immediately thereafter, effective March 20, 2023, Jason Potter was appointed as the Company’s Chief Financial Officer, as well as the Company’s Principal Financial Officer and Principal Accounting Officer.

Mr. Kozko will continue serving as the Chief Executive Officer of the Company.

Jason Potter, 38, joined Motorsport Network, LLC (“MSN”), the majority stockholder of the Company, on September 2021 and will continue to serve as Chief Accounting Officer of MSN. Since September 2022, he has served as the Chief Accounting Officer of the Company under a shared service agreement between the Company and MSN. In addition, Mr. Potter has served as the Company’s Secretary and Treasurer since January 26, 2023. Prior to joining MSN, Mr. Potter held the position of Director in the audit practice of PricewaterhouseCoopers LLP (PwC) between June 2018 and September 2021, and Senior Manager in PwC’s national office between June 2016 and June 2018. He holds an active Certified Public Accountant (CPA) license in the state of Oregon, is a Fellow Chartered Accountant of the Institute of Chartered Accountants England & Wales and graduated from Cardiff University in 2007 with an undergraduate degree in Journalism, Film & Media.

There are no family relationships between Mr. Potter on the one hand and any director, executive officer, or any affiliate of the Company or MSN.

In connection with assuming such duties, Mr. Potter will receive an annual base salary equal to gross $230,000. Mr. Potter will be eligible for a $20,000 bonus payable in $10,000 increments on March 31 and September 30, with the first eligible bonus payment being March 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: March 20, 2023	By:	/s/ Dmitry Kozko
Dmitry Kozko
Chief Executive Officer